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                                                                     EXHIBIT 8.1

            [Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. Letterhead]



                                  May 14, 1998



American Industrial Properties REIT
6224 N. Beltline Road
Suite 205
Irving, Texas  75063

         Re:      Certain Federal Income Tax Matters

Ladies and Gentlemen:

         This opinion is delivered to you in our capacity as counsel to American Industrial Properties REIT (the "Trust") in connection with the Trust's registration statement on Form S-3 (the "Registration Statement") filed by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 5,910,263 Common Shares of Beneficial Interest, par value $0.10 per share (the "Shares"), that may be offered and sold by (i) Praedium II Industrial Associates LLC; (ii) USAA Real Estate Trust; (iii) USAA Investors I, Inc.; (iv) USAA Investors II, Inc.; (v) USAA Properties III, Inc.; (vi) USAA Properties IV, Inc.; (vii) MS Real Estate Special Situations, Inc.; (viii) Morgan Stanley Asset Management Inc.; (ix) ABKB/LaSalle Securities Limited Partnership; and (x) LaSalle Advisers Capital Management, Inc., or by pledgees, donees, transferees or other successors in interest thereto. This opinion relates to the Trust's qualification for federal income tax purposes as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and the accuracy of the discussion under the heading "Federal Income Tax Consequences" contained in the Registration Statement.

         The opinions set forth in this letter are based on relevant provisions of the Code, Treasury Regulations promulgated thereunder (including proposed and temporary Regulations), and interpretations of the foregoing as expressed in court decisions, the legislative history and existing


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administrative rulings and practices of the Internal Revenue Service ("IRS")
(including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion.

         In rendering the following opinion, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinion, including the following:
(1) the Third Amended and Restated Declaration of Trust and Fifth Amended and Restated Bylaws of the Trust as amended to date; (2) certain written representations of the Trust contained in an Officer's Certificate to Counsel for American Industrial Properties REIT Regarding Certain Income Tax Matters, dated May 14, 1998; and (3) such other certificates, documents, agreements and instruments as we have considered necessary or appropriate.

         We have reviewed the Registration Statement and the description set forth therein of the Trust and its investments and activities. We have relied upon the representations of the Trust and its affiliates and certain officers thereof regarding the manner in which the Trust has been and will continue to be owned and operated. We have neither independently investigated nor verified such representations, and we assume that such representations are true, correct and complete and that all representations made "to the best of the knowledge and belief" of any person(s) or party(ies) or with similar qualification are and will be true, correct and complete as if made without such qualification. We assume that the Trust has been and will be operated in accordance with applicable laws and the terms and conditions of applicable documents, and that the descriptions of the Trust and its investments, and the proposed investments, activities, operations and governance of the Trust set forth in the Registration Statement continue to be true. In addition, we have relied on certain additional facts and assumptions described below.

         In rendering the opinion set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, and (vii) the factual accuracy of all representations, warranties and other statements made by all parties. We also have assumed, without investigation, that all documents, certificates, warranties and covenants on which we have relied in rendering the opinion set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinion set forth herein, from such earlier date through and including the date of this letter.



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         Based upon and subject to the foregoing, and provided that the Trust continues to meet the applicable asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code necessary for a corporation to qualify as a REIT, we are of the opinion that:

         1. Commencing with the Trust's first taxable year ended December 31, 1985, the Trust has been organized in conformity with the requirements for qualification as a REIT under the Code, and the Trust's method of operation, as described in the representations referred to above, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

         2. The statements in the Registration Statement set forth under the heading "Federal Income Tax Consequences" to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

         We assume no obligation to advise you of any changes in our opinion subsequent to the delivery of this opinion letter. The Trust's qualification as a REIT depends upon the Trust's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership. We have not undertaken to review or audit the Trust's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual operating results of the Trust, and the entities in which the Trust owns interests, the sources of their income, the nature of their assets, the level of distributions to shareholders and the diversity of stock ownership for any given taxable year has satisfied or will satisfy the requirements under the Code for qualification and taxation as a REIT.

         We express no opinion herein other than those expressly set forth herein. You should recognize that our opinion is not binding on the IRS and that the IRS may disagree with the opinion contained herein. Although we believe that our opinion will be sustained if challenged, there can be no assurance that this will be the case. The opinion expressed herein is based upon the law as it currently exists. Consequently, future changes in the law may cause the federal income tax treatment of the transactions described herein to be materially and adversely different from that described above.

         This opinion letter may not be used or relied upon by any other person or for any other purpose and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent. Notwithstanding the foregoing, we hereby consent to being


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named as counsel to the Trust in the Registration Statement, to the references in the Registration Statement to our firm and to the inclusion of a copy of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                             Sincerely yours,

                             /s/ Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.

                             Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.